UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 26, 2012

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
       240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
       240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)(3)    Compensatory Arrangements of Certain Officers – Description of Material Contract

        On March 26, 2012, Banner Corporation (the “Company”) and its financial institution subsidiary, Banner Bank (“Bank”), entered into an amended employment agreement (“Agreement”) with Mark J. Grescovich, President, Chief Executive Officer and Director of the Company and the Bank.  Previously, and as reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on April 30, 2010, the Company and the Bank entered into an employment agreement with Mr. Grescovich on April 29, 2010 (the (“Initial Employment Agreement”).  The Company and the Bank have determined to amend the Initial Employment Agreement to recognize Mr. Grescovich for the contributions he has made to the success of the Company and the Bank.  Among other revisions, the amended Agreement reflects Mr. Grescovich’s appointment as Chief Executive Officer and as a Director of the Company and the Bank, changes the effective date of the amended Agreement, expands the definition of “TARP Period” to reflect the possible removal of the Company’s obligation under TARP upon Treasury’s transfer of the Company’s obligation to a third party, and provides for an increase in Mr. Grescovich’s base salary and a subsequent increase if a restricted stock is not adopted by shareholders.  The material terms of the amended Agreement are summarized below and a copy of the Agreement is furnished as Exhibit 10.1 hereto and is incorporated herein by reference.

Under the Agreement, the aggregate base salary level for Mr. Grescovich is $715,000, which may be increased at the discretion of the Board of Directors or an authorized committee of the Board. The Agreement provides for an initial three-year term commencing on March 1, 2012, provided the Agreement has not been terminated earlier by either party.  On each anniversary beginning on June 1, 2013, the term of the Agreement will be extended for an additional year unless notice is given by the Board to Mr. Grescovich, or vice versa, at least 90 days prior to the end of the then three year term, and prior to the end of the then current three-year term, the Board of Directors, or a designated committee of the Board, reviews and approves the extension of the Agreement.  The Agreement provides that Mr. Grescovich shall serve as President and Chief Executive Officer of the Company and the Bank.

The Agreement also provides that Mr. Grescovich shall receive a grant of the Company’s common stock in the form of restricted stock upon the approval of such plan by the Company’s shareholders.  The aggregate value of the restricted stock grant will be $300,000.   In the event the restricted stock plan is not adopted by the Company’s shareholders, Mr. Grescovich’s base salary level shall be increased from $715,000 to $975,000.  One third of each restricted stock grant will vest on each of the next three anniversaries following the grant, unless there is an earlier change in control while Mr. Grescovich is actively employed, in which case all of the restricted stock will vest.  The shares may not be sold while Mr. Grescovich is employed by the Company and the Bank and that such grant shall be subject to the TARP Requirements during the TARP Period, as those terms are defined in the Agreement.  Among other benefits Mr. Grescovich will receive that are commensurate with his position at the Company and the Bank, Mr. Grescovich also is entitled to participate, to the same extent as executive officers of the Company and the Bank generally, in all plans of the Company and the Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof.  In addition, he also is entitled to be considered for benefits under all of the stock and stock option related plans in which the Company and the Bank's executive officers are eligible or become eligible to participate.  Bonuses, equity related compensation, and incentive compensation otherwise payable to Mr. Grescovich will be subject to the applicable TARP Requirements during the TARP.

  The Agreement may be terminated by Mr. Grescovich if he is assigned duties inconsistent with his initial position, duties and responsibilities, or upon the occurrence of certain events.  If Mr. Grescovich's employment is terminated without cause or upon his voluntary termination following the occurrence of an event described in the preceding sentence, the Company and the Bank would be required to continue to pay Mr. Grescovich's salary for an additional 12 months, and to continue the health, life and disability programs of the Bank for the remaining term of the Agreement.   However, the ability of the Company and the Bank to honor the terms of the Agreement upon an involuntary termination may be limited by the TARP Requirements during the TARP Period. The Agreement expands the definition of “TARP Period” to reflect the possible removal of the Company’s obligation under TARP upon Treasury’s transfer of the Company’s obligation to a third party.

The Ageement also provides for a severance payment and other benefits if Mr. Grescovich is involuntarily terminated within 12 months following a change in control of the Company.  The value of the severance benefit under Mr. Grescovich' Agreement is one times the value of his annual Salary in effect upon his termination of employment, and continued coverage under the health, life and disability programs of the Bank for the remaining term of the Agreement following the change in control.   This severance payment also is subject to the TARP Requirements during the TARP Period, as well as the golden parachute payment restrictions of Section 280G of the Internal Revenue Code and other regulatory provisions.

The Agreement also includes a noncompetition provision that restricts Mr. Grescovich, for a period of one year from the termination of the Agreement, from serving as a director, officer or employee of or consultant to any bank, savings and loan association, credit union or similar thrift, savings bank or institution or holding company of any such entity in any county  in which the Company, the Bank or any other affiliate of the Company operates a full service branch office on the Date of Termination (as defined in the Agreement) of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Agreement, a copy of which is furnished as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

10.1           Form of Amended Employment Agreement between Banner Corporation, Banner Bank and Mark J. Grescovich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANNER CORPORATION

Date: March 28, 2012	By: /s/ Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and Chief Financial Officer